Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Desert Capital REIT, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

6.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

7.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2005	/s/ Todd B. Parriott

Todd B Parriott,
Chief Executive Officer, President,
Chief Investment Officer and Chairman of the
Board

March 31, 2005	/s/ Jonathan G. Arens

Jonathan G. Arens,
Chief Financial Officer
(Principal Accounting Officer)